UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

November 23, 2015

Date of report (Date of earliest event reported)

Axsome Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37635	45-4241907
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Broadway, 9th Floor New York, New York (Address of principal executive offices)	10004 (Zip Code)

Registrant’s telephone number, including area code (212) 332-3241

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Certificate of Incorporation

On November 23, 2015, Axsome Therapeutics, Inc. (the “Company”) filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the Company’s initial public offering of shares of its common stock. The Company’s board of directors (the “Board”) and stockholders previously approved the Restated Certificate effective as of and contingent upon the closing of the Company’s initial public offering.

The Restated Certificate amends and restates in its entirety the Company’s certificate of incorporation. The Restated Certificate, among other things: (i) authorizes 150,000,000 shares of common stock; (ii) authorizes 10,000,000 shares of undesignated preferred stock that may be issued from time to time by the Board in one or more series; (iii) provides that the Board be divided into three classes with staggered three-year terms, with one class of directors to be elected at each annual meeting of the Company’s stockholders; (iv) provides that directors may only be removed with cause and only upon the affirmative vote of holders of at least 66 2/3% of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors; (v) provides that only the Board, the chairman of the Board, if one is appointed, or the chief executive officer may call a special meeting of stockholders; and (vi) requires that any action instituted against the Company’s officers or directors in connection with their service to the Company be brought in the State of Delaware.

The foregoing description of the Restated Certificate is qualified in its entirety by reference to the full text of the Restated Certificate, which is filed as Exhibit 3.1 hereto, which is incorporated by reference herein.

Amendment and Restatement of Bylaws

Effective as of November 24, 2015, the Company adopted amended and restated bylaws (the “Restated Bylaws”) in connection with the closing of the Company’s initial public offering of shares of its common stock. The Board and the Company’s stockholders previously approved the Restated Bylaws effective immediately prior to the closing of the Company’s initial public offering.

The Restated Bylaws amend and restate, in their entirety, the Company’s bylaws.  The Restated Bylaws, among other things: (i) provides that, subject to limited exceptions, vacancies on the Board shall only be filled by the remaining members of the Board; (ii) eliminates the ability of the Company’s stockholders to take action by written consent in lieu of a meeting; and (iii) requires advance written notice of stockholder proposals and director nominations.

The foregoing description of the Restated Bylaws is qualified in its entirety by reference to the full text of the Restated Bylaws, which is filed as Exhibit 3.2 hereto, which is incorporated by reference herein.

Item 9.01.                Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Registrant.
3.2	Amended and Restated Bylaws of Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axsome Therapeutics, Inc.

Dated: November 24, 2015	By:	/s/ Herriot Tabuteau, M.D.
	Name:	Herriot Tabuteau, M.D.
	Title:	Chief Executive Officer